Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	Karen Chin
609-720-4398

TYCO REPORTS THIRD QUARTER EARNINGS
 FROM CONTINUING OPERATIONS OF $0.43 PER SHARE

•                  Results Include Charges of $0.06 Per Share From Special Items

•                  Company Repurchased 46 Million Shares For $1.2 Billion

•                  Cash Flow From Operating Activities of $1.5 Billion; Free Cash Flow of $1.1 Billion

PEMBROKE, Bermuda — August 3, 2006 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) from continuing operations of $0.43 for the third fiscal quarter of 2006.  This included $0.03 per share for estimated costs to complete a pre-existing product replacement program in the company’s Engineered Products & Services segment, as well as $0.03 per share for costs related to the planned separation of Tyco into three publicly-traded companies.  Results also include a $0.01 per share charge related to the expensing of stock options, which is not reflected in the prior period.  This compares to GAAP EPS from continuing operations of $0.51 in the third fiscal quarter of 2005.

Revenue in the quarter totaled $10.5 billion, with organic revenue growth of 5 percent.  The company generated cash flow from operating activities of $1.5 billion and free cash flow of $1.1 billion in the quarter, which included $71 million in cash payments for the previously-disclosed Securities and Exchange Commission (SEC) settlement and separation activities.

Tyco Chairman and Chief Executive Officer Ed Breen said, “This was another quarter of sequential progress for Tyco, with continued revenue growth, improved operating performance and solid cash flow.  We are also making good progress with our separation activities and remain on track to complete the transactions by the end of the first calendar quarter of 2007.”

During the third quarter, Tyco used $1.1 billion in cash to buy back 41 million shares.  In addition, Tyco spent $134 million to repurchase 5 million shares in early July.  Since the start of the fiscal year, Tyco has repurchased 76 million shares, representing 3.5 percent of diluted shares outstanding.

As announced earlier this morning, Tyco has entered into a definitive agreement to divest its Tyco Printed Circuit Group (TPCG) business for $226 million.  Beginning with this quarter, the TPCG business has been classified as a discontinued operation.  As a result, TPCG’s financial performance is not reflected in Tyco’s revenue and income from continuing operations.  TPCG, which is currently part of the company’s Electronics segment, had revenue of $103 million in the third quarter.

In July, Tyco announced that its Healthcare segment had entered into a definitive agreement to acquire Confluent Surgical, Inc., — a developer and supplier of polymer—based technology used in sprayable surgical sealants and anti-adhesion products — for $245 million.  In addition, the company yesterday announced its intent to acquire a 37.25 percent share of Airox S.A. — a European company in the home respiratory ventilation systems business — for approximately $40 million.  The initial share purchase will be followed by a mandatory tender offer for the remaining Airox shares.  The Confluent and Airox acquisitions are part of Tyco Healthcare’s strategy to expand its product portfolio by purchasing complementary technologies that can be efficiently integrated into the segment’s core business.

In the third quarter, the company recorded a pre-tax charge of $100 million related to a pre-existing voluntary replacement program in its Engineered Products & Services segment.  The program was originally launched in 2001 by Central Sprinkler — a division of Tyco Engineered Products & Services — to replace certain fire sprinkler heads manufactured from the mid-1970s to 2001.  When the program was first launched, Tyco established a reserve of $370 million to reflect anticipated costs related to the program.  The current charge reflects the company’s updated estimate of the additional costs necessary to bring the program to completion.

At the beginning of the fiscal year, Tyco adopted Statement of Financial Accounting Standards (SFAS) No. 123R, which requires the expensing of stock options; prior year results were not restated.  Organic revenue growth, free cash flow, EPS from continuing operations excluding special items, income from continuing operations excluding special items, and operating income excluding stock option expense are non-GAAP financial measures and are described below.

For a reconciliation of these non-GAAP measures, see the attached tables.  To further assist in understanding the special items included in Tyco’s GAAP results for fiscal year 2006, the company has provided a summary schedule attached to this document.  A set of detailed schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the quarter ended July 1, 2005 unless otherwise indicated.

Electronics

	Jun. 30, 2006	Jul. 1, 2005	$ Change	% Change
Revenue	$3,319	$3,014	$305	10%
Operating Income Excluding Stock Option Expense	$486	$512	$(26)	(5%)
Stock Option Expense	$(8)	$0	$(8)
Operating Income	$478	$512	$(34)	(7%)
Operating Margin	14.4%	17.0%

Organic revenue growth was 10 percent, with strong growth across most end markets, including double-digit growth in the communications, computer, appliance, industrial machinery, consumer electronics and mobile phone end markets.  Bookings were also strong during the quarter, resulting in a book-to-bill ratio of 1.05.

Operating income excluding stock option expense decreased by $26 million.  Income from higher revenue, cost improvements and pricing actions was more than offset by $108 million in higher materials cost, primarily copper.  On a quarter-sequential basis, operating income improved $15 million with higher volumes more than offsetting $55 million of increased metals costs.

Fire & Security

	Jun. 30, 2006	Jul. 1, 2005	$ Change	% Change
Revenue	$2,925	$2,853	$72	3%
Operating Income Excluding Stock Option Expense	$323	$301	$22	7%
Stock Option Expense	$(8)	$0	$(8)
Operating Income	$315	$301	$14	5%
Operating Margin	10.8%	10.6%

Organic revenue growth was 3 percent, with continuing improvement in the Worldwide Fire Services business, especially in North America — which had 11 percent growth.  Worldwide Security grew 2 percent in the quarter.

Operating income excluding stock option expense increased by $22 million.  The increase was largely due to higher volumes and the benefit of cost reduction initiatives in the Fire Services business.

Healthcare

	Jun. 30, 2006	Jul. 1, 2005	$ Change	% Change
Revenue	$2,464	$2,440	$24	1%
Operating Income Excluding Stock Option Expense	$586	$678	$(92)	(14%)
Stock Option Expense	$(10)	$0	$(10)
Operating Income	$576	$678	$(102)	(15%)
Operating Margin	23.4%	27.8%

Organic revenue growth was 1 percent, with growth across most businesses partially offset by declines in Imaging and Respiratory, driven largely by the effects of previously-announced voluntary product recalls.  On a quarter-sequential basis, revenues increased $55 million.

Operating income excluding stock option expense decreased by $92 million.  The decrease in operating income was primarily due to lower volume and higher costs in Respiratory and Imaging, as well as lower income in Retail.  On a quarter-sequential basis, Healthcare operating income increased $44 million when excluding the prior quarter gain on a divestiture.

Engineered Products & Services

	Jun. 30, 2006	Jul. 1, 2005	$ Change	% Change
Revenue	$1,796	$1,679	$117	7%
Operating Income Excluding Stock Option Expense	$103	$178	$(75)	(42%)
Stock Option Expense	$(4)	$0	$(4)
Operating Income	$99	$178	$(79)	(44%)
Operating Margin	5.5%	10.6%

Organic revenue growth was 7 percent, with continued strength in Flow Control, Fire & Building Products and Electrical & Metal Products — which together grew 10 percent.

Operating income of $103 million excluding stock option expense included a $100 million charge for estimated costs related to the voluntary replacement program for certain fire sprinkler heads.  Excluding the charge and stock option expense, operating income improved by $25 million year-over-year, primarily due to higher volumes and better pricing.

OUTLOOK

For the fourth quarter of 2006, the company expects to achieve EPS from continuing operations, excluding special items, of $0.47 to $0.49 per share.  For the full year, this would result in EPS from continuing operations, excluding special items, of $1.80 to $1.82 per share.

The company continues to expect that 2006 free cash flow, excluding the cash impact of previously-disclosed legal items and separation costs, will exceed income from continuing operations excluding special items.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare and Engineered Products & Services.  With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in three ways:

•                  Web — Go to Tyco’s website at http://investors.tyco.com.  A replay of the call will be available through August 18, 2006 at the same website.

•                  Telephone — The telephone dial-in number in the United States is (888) 428-4480. The telephone dial-in number for participants outside the United States is (612) 234-9960.

•                  Audio replay — The conference call will be available for replay beginning at 12:00 p.m. on August 3, 2006 and ending at 11:59 p.m. on August 10, 2006. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 834630.

NON-GAAP MEASURES

“EPS from continuing operations excluding special items,” “income from continuing operations excluding special items,”  “free cash flow” (FCF), “organic revenue growth,” and “operating income excluding stock option expense” are non-GAAP measures and should not be considered replacements for GAAP results.

The company has forecast its EPS from continuing operations excluding special items and income from continuing operations excluding special items related to divestitures, acquisitions, early retirement of debt, transaction costs related to the separations, and other income or charges that may mask the underlying results and trends and make it difficult to give investors perspective on underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.  The company has forecast its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the impact of special items because the company cannot predict the amount and timing of such items.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  acquisition of customer accounts (ADT dealer program),

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

Operating income excluding stock option expense is a financial measure used by the company to evaluate the underlying results and operating performance of the businesses.  The difference between operating income (the most comparable GAAP measure) and operating income excluding stock option expense (the non-GAAP measure) reflects the impact of SFAS 123R.  The limitation of this measure is that it excludes items that impact the company’s operating income.  This limitation is best addressed by using this measure in combination with operating income (the most comparable GAAP measure) because operating income excluding stock option expense does not reflect the impact of adopting SFAS 123R and may be lower than operating income (the most comparable GAAP measure).  Management believes operating income excluding stock option expense is a useful measure that excludes items which may mask underlying trends and make it difficult to give investors perspective on underlying business results.  See the tables contained in this press release for the reconciliation presenting the components of operating income excluding stock option expense.

 FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2005 and Quarterly Report on Form 10-Q for the quarterly period ended Mar. 31, 2006.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,	July 1,	June 30,	July 1,
	2006	2005	2006	2005
Net revenue	$10,504	$9,997	$30,200	$29,370
Cost of sales	7,057	6,470	20,115	19,016
Selling, general and administrative expenses	2,051	1,972	6,040	5,878
Restructuring and asset impairment charges, net	9	—	28	10
Separation costs	56	—	89	—
Losses (gains) on divestitures	2	(301)	(39)	(284)
Operating income	1,329	1,856	3,967	4,750
Interest income	25	24	95	92
Interest expense	(167)	(198)	(545)	(622)
Other expense, net	—	(179)	(3)	(915)
Income from continuing operations before income taxes and minority interest	1,187	1,503	3,514	3,305
Income taxes	(289)	(425)	(719)	(1,109)
Minority interest	(2)	(2)	(7)	(6)
Income from continuing operations	896	1,076	2,788	2,190
(Loss) gain from discontinued operations, net of income taxes	(28)	117	(328)	(96)
Income before cumulative effect of accounting change	868	1,193	2,460	2,094
Cumulative effect of accounting change, net of income taxes	—	—	—	21
Net income	$868	$1,193	$2,460	$2,115

Basic earnings per common share:
Income from continuing operations	$0.44	$0.53	$1.38	$1.09
(Loss) gain from discontinued operations	(0.01)	0.06	(0.16)	(0.05)
Cumulative effect of accounting change	—	—	—	0.01
Net income	$0.43	$0.59	$1.22	$1.05
Diluted earnings per common share:
Income from continuing operations	$0.43	$0.51	$1.34	$1.03
(Loss) gain from discontinued operations	(0.01)	0.05	(0.15)	(0.04)
Cumulative effect of accounting change	—	—	—	0.01
Net income	$0.42	$0.56	$1.19	$1.00

Weighted-average number of shares outstanding:
Basic	2,024	2,015	2,015	2,011
Diluted	2,072	2,149	2,097	2,179

Income Reconciliation for Diluted EPS:
Income from continuing operations	$896	$1,076	$2,788	$2,190
Add back of interest expense for convertible debt	4	16	26	61
Income from continuing operations, giving effect to dilutive adjustments	900	1,092	2,814	2,251
(Loss) gain from discontinued operations	(28)	117	(328)	(96)
Cumulative effect of accounting change	—	—	—	21
Net income, giving effect to dilutive adjustments	$872	$1,209	$2,486	$2,176

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and Quarterly Reports on Form 10-Q’s for the quarterly periods ended December 30, 2005 and March 31, 2006.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Nine Months Ended
	June 30,		July 1,		June 30,		July 1,
	2006		2005		2006		2005
NET REVENUE
Electronics	$3,319		$3,014		$9,361		$8,805
Fire and Security	2,925		2,853		8,591		8,609
Healthcare	2,464		2,440		7,160		7,128
Engineered Products and Services	1,796		1,679		5,088		4,799
Corporate	—		11		—		29
Total Net Revenue	$10,504		$9,997		$30,200		$29,370

OPERATING INCOME AND MARGIN
Electronics	$478	14.4%	$512	17.0%	$1,326	14.2%	$1,421	16.1%
Fire and Security	315	10.8%	301	10.6%	832	9.7%	895	10.4%
Healthcare	576	23.4%	678	27.8%	1,694	23.7%	1,948	27.3%
Engineered Products and Services	99	5.5%	178	10.6%	460	9.0%	515	10.7%
Corporate(1)	(139)		187		(345)		(29)
Operating Income and Margin	$1,329	12.7%	$1,856	18.6%	$3,967	13.1%	$4,750	16.2%

(1)                The quarter and nine months ended June 30, 2006 include separation costs of $54 million and $85 million, respectively.  The quarter and nine months ended July 1, 2005 include a gain on sale of the TGN of $307 million and $305 million, respectively.  In addition, the quarter and nine months ended July 1, 2005 include operating losses of $14 million and $54 million, respectively, related to the TGN business.

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30, 2006	March 31, 2006	September 30, 2005
Current Assets:
Cash and cash equivalents	$2,120	$2,396	$3,212
Accounts receivable, net	7,043	6,750	6,657
Inventories	4,825	4,586	4,144
Other current assets	3,371	3,271	3,081
Assets held for sale	257	299	1,568
Total current assets	17,616	17,302	18,662

Property, plant and equipment, net	9,183	9,058	9,092
Goodwill	24,705	24,538	24,557
Intangible assets, net	4,979	5,018	5,085
Other assets	5,209	5,140	5,225
Total Assets	$61,692	$61,056	$62,621

Current Liabilities:
Current maturities of long-term debt	$1,491	$746	$1,930
Accounts payable	3,284	3,115	3,019
Accrued and other current liabilities	6,013	5,897	6,540
Liabilities held for sale	54	105	320
Total current liabilities	10,842	9,863	11,809

Long-term debt	8,554	9,242	10,599
Other liabilities	7,861	7,717	7,702
Total Liabilities	27,257	26,822	30,110

Minority interest	49	48	61

Shareholders’ equity	34,386	34,186	32,450

Total Liabilities and Shareholders’ Equity	$61,692	$61,056	$62,621

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and Quarterly Reports on Form 10-Q’s for the quarterly periods ended December 30, 2005 and March 31, 2006.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Cash Flows from Operating Activities:
Net income	$868	$1,193	$2,460	$2,115
Loss (gain) from discontinued operations	28	(117)	328	96
Cumulative effect of accounting change	—	—	—	(21)

Income from continuing operations	896	1,076	2,788	2,190
Adjustments to reconcile net cash provided by operating activities:
Losses (gains) and impairments on divestitures	2	(294)	(39)	(281)
Depreciation and amortization	514	518	1,539	1,561
Non-cash compensation expense	65	21	211	55
Deferred income taxes	28	30	79	102
Provision for losses on accounts receivable and inventory	35	61	127	187
Loss on the retirement of debt	—	179	2	908
Other non-cash items	9	(1)	36	20
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(146)	(196)	(254)	(761)
Inventories	(209)	23	(721)	(302)
Accounts payable	113	74	228	211
Accrued and other liabilities	222	143	(659)	135
Other	20	(98)	(144)	19
Net cash provided by operating activities	1,549	1,536	3,193	4,044
Net cash (used in) provided by discontinued operating activities	(50)	82	(43)	4

Cash Flows from Investing Activities:
Capital expenditures	(394)	(335)	(1,118)	(974)
Proceeds from disposal of assets	11	15	28	67
Acquisition of businesses, net of cash acquired	(21)	(5)	(155)	(15)
Acquisition of customer accounts (ADT dealer program)	(97)	(92)	(266)	(227)
Purchase accounting and holdback liabilities	(12)	(6)	(23)	(29)
Divestiture of businesses, net of cash retained	(21)	121	933	303
(Increase) decrease in investments	(17)	(37)	45	(153)
Decrease in restricted cash	16	2	47	5
Other	(2)	(23)	—	(27)
Net cash used in investing activities	(537)	(360)	(509)	(1,050)
Net cash used in discontinued investing activities	(2)	(3)	(89)	(30)

Cash Flows from Financing Activities:
Net repayments of debt	(15)	(1,364)	(1,218)	(4,432)
Proceeds from exercise of share options	75	53	204	171
Dividends paid	(203)	(202)	(605)	(427)
Repurchase of common shares by subsidiary	(1,107)	(1)	(1,918)	(1)
Transfers (to) from discontinued operations	(45)	78	(236)	(136)
Other	(4)	(2)	(20)	(19)
Net cash used in financing activities	(1,299)	(1,438)	(3,793)	(4,844)
Net cash provided by (used in) discontinued financing activities	55	(80)	144	43

Effect of currency translation on cash	11	(15)	17	33
Net decrease in cash and cash equivalents	(273)	(278)	(1,080)	(1,800)
Less: net (decrease) increase in cash related to discontinued operations	(3)	1	(12)	(17)
Cash and cash equivalents at beginning of period	2,396	2,950	3,212	4,490

Cash and cash equivalents at end of period	$2,120	$2,673	$2,120	$2,673

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$1,549	$1,536	$3,193	$4,044
Decrease in sale of accounts receivable	1	—	8	15
Capital expenditures, net	(383)	(320)	(1,090)	(907)
Acquisition of customer accounts (ADT dealer program)	(97)	(92)	(266)	(227)
Purchase accounting and holdback liabilities	(12)	(6)	(23)	(29)
Voluntary pension contributions	—	82	—	82
Free Cash Flow	$1,058	$1,200	$1,822	$2,978

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE GROWTH RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended June 30, 2006								Net Revenue for the Quarter
					Acquisition /		Organic Revenue		Ended
	Net Revenue		Foreign Currency		Divestiture		Growth		July 1, 2005
Electronics	$3,319	10.1%	$—	0.0%	$2	0.1%	$303	10.0%	$3,014
Fire and Security	2,925	2.5%	8	0.3%	(8)	-0.4%	72	2.6%	2,853
Healthcare	2,464	1.0%	(3)	-0.1%	2	0.0%	25	1.1%	2,440
Engineered Products and Services	1,796	7.0%	4	0.2%	1	0.1%	112	6.7%	1,679
Corporate	—	NM	—	NM	(11)	NM	—	NM	11
Total Net Revenue	$10,504	5.1%	$9	0.1%	$(14)	-0.2%	$512	5.2%	$9,997

	Nine Months Ended June 30, 2006								Net Revenue for the Nine Months
					Acquisition /		Organic Revenue		Ended
	Net Revenue		Foreign Currency		Divestiture		Growth		July 1, 2005
Electronics	$9,361	6.3%	$(200)	-2.3%	$1	0.0%	$755	8.6%	$8,805
Fire and Security	8,591	-0.2%	(105)	-1.2%	(106)	-1.3%	193	2.3%	8,609
Healthcare	7,160	0.4%	(113)	-1.6%	14	0.1%	131	1.9%	7,128
Engineered Products and Services	5,088	6.0%	(54)	-1.1%	(1)	-0.1%	344	7.2%	4,799
Corporate	—	NM	—	NM	(29)	NM	—	NM	29
Total Net Revenue	$30,200	2.8%	$(472)	-1.6%	$(121)	-0.5%	$1,423	4.9%	$29,370

NOTE: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

2

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended	Nine Months Ended
	June 30, 2006	June 30, 2006

Total debt at beginning of period	$9,988	$12,529
Debt repayments	(15)	(1,216)
Debt conversions	—	(1,240)
Currency translation	96	81
Other	(24)	(109)
Total debt at end of period	$10,045	$10,045

TYCO INTERNATIONAL LTD
Earnings Per Share Summary

(Unaudited)

	Quarter Ended
	December 30, 2005	March 31, 2006	June 30, 2006

Diluted EPS from Continuing Operations as previously reported (GAAP)	$0.39	$0.52
Income / (Loss) from Discontinued Operations	(0.00)	0.00
Diluted EPS from Continuing Operations (GAAP)	$0.39	$0.52	$0.43
Divestiture Losses / (Gains)	0.00	(0.02)	0.00
Separation Costs	0.00	0.01	0.03
Healthcare Legal Matter	(0.00)	—	—
Tax Matters	—	(0.06)	—
Product Replacement Program	—	—	0.03